Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR

RIVERVIEW FINANCIAL CORPORATION

REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

HARRISBURG, PA, April 28, 2017 / MARKETWIRED / Riverview Financial Corporation (“Riverview”) (OTCQX: RIVE), the financial holding company for Riverview Bank, today reported unaudited financial results at and for the quarter ended March 31, 2017. Riverview reported a net loss of $567 thousand or $(0.12) per basic and diluted weighted average common share for the first quarter of 2017, compared to net income of $753 thousand or $0.23 per basic and diluted weighted average common share, for the comparable period of 2016. The net loss recognized in the first quarter of 2017 was a direct result of incurring certain costs involved in implementing strategic initiatives to enhance shareholder value through asset growth provided by organic and inorganic opportunities. On January 20, 2017, Riverview announced the successful completion of a $17.0 million private placement of common and preferred securities. The additional capital afforded Riverview the ability to significantly grow its loan portfolio through hiring multiple teams of experienced and established lenders to serve new and existing markets. More notably the capital raise allowed Riverview to announce on April 20, 2017, the execution of a definitive business combination agreement to form a strategic partnership with CBT Financial Corp. This action will form a combined community banking franchise with approximately $1.2 billion of assets and will provide enhanced products and services through 33 banking locations covering 12 Pennsylvania counties.

“We are pleased with the success from the addition of our new lending teams growing loans by more than $55 million in the first quarter of 2017 and are extremely excited for shareholders, customers and communities with the announcement of the merger of CBT Financial Corp. with and into Riverview,” stated Kirk D. Fox, Chief Executive Officer. “We are confident that the shareholders of both entities will recognize the exceptional value created through the combination of two community banks having long established histories of providing excellent service and extensive community support to Central and Southwestern Pennsylvania. This move is a logical step in our announced strategy to expand throughout Central Pennsylvania and into markets with attractive demographics and long-term growth potential. In addition, CBT Financial Corp. has an established track record of profitability, rooted in very strong local relationships and excellent customer service,” concluded Fox.

HIGHLIGHTS

•	For the first quarter of 2017, loans, net grew $55.1 million or 54.6% annualized.

•	Deposits increased $43.9 million or 39.3% annualized to $496.5 million at the end of the first quarter of 2017 from $452.6 million at year-end 2016.

•	Stockholders’ equity increased $15.2 million to $57.1 million or 9.5% of total assets at March 31, 2017 as a result of the capital offering.

•	Asset quality improved as nonperforming assets as a percentage of loans, net and other real estate owned declined to 1.74% at March 31, 2017 compared to 1.99% at December 31, 2016 and 2.44% at March 31, 2016.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three months ended March 31, decreased $131 thousand to $4,487 thousand in 2017 from $4,618 thousand in 2016. The decrease in tax equivalent net interest income was primarily attributable to an unfavorable rate variance caused by a 22 basis point decline in the tax-equivalent net interest margin offset partially by a favorable volume variance from an increase in average interest earning assets and a decrease in average interest bearing liabilities. The tax-equivalent net interest margin for the three months ended March 31, 2017, declined to 3.57% from 3.79% for the comparable period of 2016. The tax-equivalent yield on the loan portfolio decreased to 4.30% in 2017 compared to 4.50% in 2016. Loans, net averaged $420.1 million in 2017 and $407.3 million in 2016. The majority of loan originations accounting for the net loan growth of $55.1 million in the first quarter of 2017 were closed at the end of the quarter. For the three months ended March 31, the tax-equivalent yield on total investments increased to 3.45% in 2017 from 3.36% in 2016. Average investments totaled $75.0 million in 2017 and $73.0 million in 2016. The cost of funds increased to 0.60% in 2017 from 0.53% in 2016. Average interest-bearing liabilities decreased to $423.8 million in 2017 from $427.4 million in 2016.

The provision for loan losses totaled $605 thousand for the quarter ended March 31, 2017, compared to $99 thousand in 2016. The increase in the provision for loan losses in 2017 was primarily influenced by significant loan growth originated through the successful hiring of teams of lenders.

For the quarter ended March 31, noninterest income totaled $779 thousand in 2017, an increase of $142 thousand from $637 thousand in 2016. Wealth management income grew $100 thousand or 63.3% due to revenues from businesses acquired in 2016. In addition, service charges, fees and commissions and trust income improved $39 thousand and $11 thousand, respectively, comparing the first quarters of 2017 and 2016. The recognition of a sign on bonus from a credit card vendor was primarily responsible for the increase in service charges, fees and commissions. Mortgage banking income in 2017 remained at the amount recognized during the first quarter of last year despite recent increases in interest rates. Income of bank owned life insurance declined to $73 thousand in the first quarter of 2017 compared to $82 thousand for the comparable quarter of 2016.

Noninterest expense increased $1,048 thousand or 25.5%, to $5,163 thousand for the three months ended March 31, 2017, from $4,115 thousand for the same period last year. The majority of the increase in salaries and employee benefit expense was a result of implementing the lending team lift out initiative and related costs, as well as the opening of a new, full service office in Temple, Berks County, Pennsylvania in the first quarter of 2017. Additions to leased facilities for this newly opened community banking office along with offices to support the lending teams were primarily responsible for the $93 thousand or 16.8% increase in occupancy and equipment costs. The majority of the $188 thousand increase in other expenses comparing the first quarters of 2017 and 2016 was a result of incurring professional fees related to the announced business combination with CBT Financial Corp.

BALANCE SHEET REVIEW

Total assets, loans and deposits totaled $600.4 million, $464.5 million, and $496.5 million, respectively, at March 31, 2017. Loans, net increased $55.1 million or 13.5% comparing the end of the first quarter of 2017 to year end 2016 with commercial real estate loans being responsible for the majority of the improvement. Total investments were $72.7 million at March 31, 2017, compared to $73.1 million at December 31, 2016. Total deposits increased $43.9 million or 9.7% in first three months of 2017. Noninterest-bearing deposits increased $5.2 million, while interest-bearing deposits increased $38.7 million. An improvement in the volume of money market accounts was primarily responsible for the increase in interest-bearing deposits.

Stockholders’ equity totaled $57.1 million or $12.45 per common share at March 31, 2017, and $41.9 million or $12.95 per common share at December 31, 2016. The increase in equity in the first quarter of 2017 was a result of the completion of the sale of approximately $17.0 million in common and preferred equity, before expenses, to accredited investors and qualified institutional buyers through the private placement of 269,885 shares of common stock and 1,348,809 shares of a newly created series of convertible, perpetual preferred stock. Tangible stockholders’ equity per common share decreased to $10.65 per share at March 31, 2017, compared to $10.84 per share at year-end 2016. Dividends declared for the three months ended March 31, 2017 amounted to $0.14 per share. The annualized dividend yield based on the closing price on March 31, 2017 of $11.95 per share was 4.6%.

ASSET QUALITY REVIEW

Nonperforming assets were $8.1 million or 1.7% of loans, net and foreclosed assets at March 31, 2017, an improvement from $8.2 million or 2.0% at December 31, 2016, and $9.8 million or 2.4% at March 31, 2016. Adjusting for accruing restructured loans, nnonperforming assets were $2.5 million or 0.5% of loans, net and foreclosed assets at March 31, 2017, $2.4 million or 0.6% at December 31, 2016, and $3.2 million or 0.8% at March 31, 2016. The allowance for loan losses equaled $4.3 million or 0.93% of loans, net at March 31, 2017, compared to $3.7 million or 0.91% of loans, net at December 31, 2016, and $3.7 million or 0.93% of loans, net, at March 31, 2016. Loans charged-off, net of recoveries, for the three months ended March 31, 2017, equaled $8 thousand or 0.01% of average loans, compared to $747 thousand or 0.74% of average loans for the same period last year.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, Citizens Neighborhood Bank, and Riverview Wealth Management. An independent community bank, Riverview Bank serves its Central Pennsylvania market area of Berks, Cumberland, Dauphin, Northumberland, Perry, Schuylkill Counties, as well as its Southwestern Pennsylvania market area of Bedford, Cambria, Somerset and Westmoreland Counties through seventeen community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview Wealth Management provides trust and investment advisory services to the general public through offices in Lebanon, and Schuylkill Counties. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results for the three months ended March 31, 2017 and 2016, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale and acquisition related expenses. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	March 31 2017	Dec 31 2016	Sept 30 2016	Jun 30 2016	March 31 2016
Key performance data:

Per common share data:
Net income (loss)	$(0.12)	$0.15	$0.30	$0.27	$0.23
Core net income (loss) (1)	$(0.10)	$0.15	$0.27	$0.23	$0.25
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14
Book value	$12.45	$12.95	$13.67	$13.57	$13.40
Tangible book value (1)	$10.65	$10.84	$11.54	$11.40	$11.47
Market value:
High	$12.20	$11.78	$12.20	$12.10	$13.20
Low	$11.46	$11.05	$11.00	$11.00	$11.00
Closing	$11.95	$11.60	$11.40	$12.10	$11.10
Market capitalization	$42,044	$37,559	$36,816	$38,973	$35,597
Common shares outstanding	3,518,351	3,237,859	3,229,467	3,220,934	3,206,927

Selected ratios:

Return on average stockholders’ equity	(4.20)%	4.50%	8.73%	7.92%	7.08%

Core return on average stockholders’ equity (1)	(3.70)%	4.50%	7.86%	6.85%	7.48%

Return on average tangible stockholders’ equity (1)	(4.79)%	5.34%	10.36%	9.29%	8.28%

Core return on average tangible stockholders’ equity (1)	(4.22)%	5.34%	9.33%	8.03%	8.76%

Return on average assets	(0.41)%	0.36%	0.73%	0.64%	0.56%

Core return on average assets (1)	(0.36)%	0.36%	0.66%	0.56%	0.59%

Stockholders’ equity to total assets	9.51%	7.72%	8.38%	8.29%	7.95%

Efficiency ratio (2)	94.91%	82.02%	74.26%	79.80%	76.83%

Nonperforming assets to loans, net, and foreclosed assets	1.74%	1.99%	2.15%	2.35%	2.44%

Net charge-offs to average loans, net	0.01%	0.07%	0.00%	0.27%	0.74%

Allowance for loan losses to loans, net	0.93%	0.91%	0.91%	0.91%	0.93%

Earning assets yield (FTE) (3)	4.08%	4.19%	4.43%	4.22%	4.25%

Cost of funds	0.60%	0.51%	0.51%	0.54%	0.53%

Net interest spread (FTE) (3)	3.48%	3.68%	3.92%	3.68%	3.72%

Net interest margin (FTE) (3)	3.57%	3.76%	3.99%	3.75%	3.79%

(1)	See Reconciliation of Non-GAAP financial measures.

(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate of 34%.

Riverview Financial Corporation

Consolidated Statements of Income

(In thousands, except per share data)

Three Months Ended	Mar 31 2017	Mar 31 2016
Interest income:
Interest and fees on loans:
Taxable	$4,285	$4,427
Tax-exempt	108	86
Interest and dividends on investment securities:
Taxable	564	401
Tax-exempt	47	136
Dividends	3	3
Interest on interest-bearing deposits in other banks	23	15
Interest on federal funds sold	6	1
Total interest income	5,036	5,069

Interest expense:
Interest on deposits	532	467
Interest on short-term borrowings	22	43
Interest on long-term debt	75	55
Total interest expense	629	565
Net interest income	4,407	4,504
Provision for loan losses	605	99
Net interest income after provision for loan losses	3,802	4,405

Noninterest income:
Service charges, fees and commissions	337	298
Commissions and fees on fiduciary activities	30	19
Wealth management income	258	158
Mortgage banking income	82	82
Life insurance investment income	73	82
Net gain (loss) on sale of investment securities available-for-sale	(1)	(2)
Total noninterest income	779	637

Noninterest expense:
Salaries and employee benefits expense	2,836	2,151
Net occupancy and equipment expense	646	553
Net cost of operation of other real estate owned	164	76
Amortization of intangible assets	36	42
Other expenses	1,481	1,293
Total noninterest expense	5,163	4,115
Income (loss) before income taxes	(582)	927
Provision for income tax expense (benefit)	(15)	174
Net income (loss)	(567)	753
Dividends on preferred stock	(185)
Net income (loss) available to common stockholders	(752)	753
Undistributed loss (income) allocated to preferred stockholders	347
Distributed and undistributed income (loss) allocated to common stockholders	$(405)	$753

Other comprehensive income (loss):
Unrealized (gain) loss on investment securities available-for-sale	$512	$507
Reclassification adjustment for (gain) loss included in net income	1	2
Change in pension liability
Income tax expense (benefit) related to other comprehensive income	174	173
Other comprehensive income (loss), net of income taxes	339	336
Comprehensive income (loss)	$(228)	$1,089

Per common share data:
Net income (loss):
Basic	$(0.12)	$0.23
Diluted	$(0.12)	$0.23
Average common shares outstanding:
Basic	3,454,704	3,206,501
Diluted	3,480,887	3,222,005
Cash dividends declared	$0.14	$0.14

Riverview Financial Corporation

Consolidated Statements of Income

(In thousands, except per share data)

Three months ended	March 31 2017	Dec 31 2016	Sept 30 2016	June 30 2016	March 31 2016
Interest income:
Interest and fees on loans:
Taxable	$4,285	$4,203	$4,598	$4,337	$4,427
Tax-exempt	108	190	87	88	86
Interest and dividends on investment securities available-for-sale:
Taxable	564	556	539	435	401
Tax-exempt	47	46	53	91	136
Dividends	3		1	4	3
Interest on interest-bearing deposits in other banks	23	12	13	13	15
Interest on federal funds sold	6			1	1
Total interest income	5,036	5,007	5,291	4,969	5,069

Interest expense:
Interest on deposits	532	418	447	461	467
Interest on short-term borrowings	22	25	3	13	43
Interest on long-term debt	75	81	77	82	55
Total interest expense	629	524	527	556	565
Net interest income	4,407	4,483	4,764	4,413	4,504
Provision for loan losses	605	169	29	156	99
Net interest income after provision for loan losses	3,802	4,314	4,735	4,257	4,405

Noninterest income:
Service charges, fees and commissions	337	345	315	320	298
Commissions and fees on fiduciary activities	30	30	34	35	19
Wealth management income	258	294	194	179	158
Mortgage banking income	82	196	210	109	82
Life insurance investment income	73	69	118	76	82
Net gain (loss) on sale of investment securities available-for-sale	(1)		152	334	(2)
Total noninterest income	779	934	1,023	1,053	637

Noninterest expense:
Salaries and employee benefits expense	2,836	2,650	2,334	2,126	2,151
Net occupancy and equipment expense	646	548	538	526	553
Amortization of intangible assets	164	93	95	76	76
Net cost of operation of other real estate owned	36	117	83	89	42
Other expenses	1,481	1,228	1,283	1,428	1,293
Total noninterest expense	5,163	4,636	4,333	4,245	4,115
Income (loss) before income taxes	(582)	612	1,425	1,065	927
Income tax expense (benefit)	(15)	124	454	210	174
Net income (loss)	(567)	488	971	855	753
Dividends on preferred stock	(185)
Net income (loss) available to common stockholders	(752)	488	971	855	753
Undistributed loss (income) allocated to preferred stockholders	347
Distributed and undistributed income (loss) allocated to common stockholders	$(405)	$488	$971	$855	$753

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$512	$(3,668)	$(148)	$581	$507
Reclassification adjustment for (gain) loss included in net income	1		(152)	(334)	2
Change in pension liability		47
Income tax expense (benefit) related to other comprehensive income (loss)	174	(1,231)	(102)	84	173
Other comprehensive income (loss), net of income taxes	339	(2,390)	(198)	163	336
Comprehensive income (loss)	$(228)	$(1,902)	$773	$1,018	$1,089

Per common share data:
Net income (loss):
Basic	$(0.12)	$0.15	$0.30	$0.27	$0.23
Diluted	$(0.12)	$0.15	$0.30	$0.26	$0.23
Average common shares outstanding:
Basic	3,454,704	3,232,359	3,224,053	3,214,248	3,206,501
Diluted	3,480,887	3,254,719	3,244,689	3,245,868	3,222,005
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Mar 31 2017	Dec 31 2016	Sept 30 2016	June 30 2016	Mar 31 2016
Net interest income:
Interest income
Loans, net:
Taxable	$4,285	$4,203	$4,598	$4,337	$4,427
Tax-exempt	164	288	132	133	130
Total loans, net	4,449	4,491	4,730	4,470	4,557
Investments:
Taxable	567	556	540	439	404
Tax-exempt	71	70	80	138	206
Total investments	638	626	620	577	610
Interest on interest-bearing balances in other banks	23	12	13	13	15
Federal funds sold	6			1	1
Total interest income	5,116	5,129	5,363	5,061	5,183
Interest expense:
Deposits	532	418	447	461	467
Short-term borrowings	22	25	3	13	43
Long-term debt	75	81	77	82	55
Total interest expense	629	524	527	556	565
Net interest income	$4,487	$4,605	$4,836	$4,505	$4,618

Loans, net:
Taxable	4.30%	4.26%	4.71%	4.49%	4.51%
Tax-exempt	4.06%	9.16%	4.50%	4.30%	4.11%
Total loans, net	4.30%	4.42%	4.70%	4.49%	4.50%
Investments:
Taxable	3.32%	3.28%	3.30%	2.97%	3.02%
Tax-exempt	5.01%	4.84%	4.88%	4.55%	4.31%
Total investments	3.45%	3.40%	3.44%	3.24%	3.36%
Interest-bearing balances with banks	0.87%	0.49%	0.55%	0.54%	0.67%
Federal funds sold	0.74%			0.43%	0.50%
Total earning assets	4.08%	4.19%	4.43%	4.22%	4.25%
Interest expense:
Deposits	0.54%	0.43%	0.45%	0.47%	0.48%
Short-term borrowings	0.86%	0.65%	0.56%	0.55%	0.58%
Long-term debt	2.73%	2.88%	2.71%	2.90%	2.34%
Total interest-bearing liabilities	0.60%	0.51%	0.51%	0.54%	0.53%
Net interest spread	3.48%	3.68%	3.92%	3.68%	3.72%
Net interest margin	3.57%	3.76%	3.99%	3.75%	3.79%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At period end	2017	2016	2016	2016	2016
Assets:
Cash and due from banks	$10,852	$7,783	$7,066	$6,193	$13,145
Interest-bearing balances in other banks	11,552	11,337	9,051	8,606	12,194
Federal funds sold
Investment securities available-for-sale	72,741	73,113	72,371	74,253	73,317
Loans held for sale	522	652	820	318	594
Loans, net	464,481	409,343	398,193	398,493	401,482
Less: allowance for loan losses	4,329	3,732	3,637	3,609	3,717
Net loans	460,152	405,611	394,556	394,884	397,765
Premises and equipment, net	12,116	12,201	12,287	12,236	12,349
Accrued interest receivable	1,881	1,726	1,701	1,586	1,610
Goodwill	5,079	5,408	5,408	5,408	4,757
Other intangible assets, net	1,241	1,405	1,497	1,593	1,425
Other assets	24,237	23,812	22,321	22,236	23,759
Total assets	$600,373	$543,048	$527,078	$527,313	$540,915

Liabilities:
Deposits:
Noninterest-bearing	$79,127	$73,932	$71,329	$70,230	$69,935
Interest-bearing	417,380	378,628	387,664	391,217	385,569
Total deposits	496,507	452,560	458,993	461,447	455,504
Short-term borrowings	30,000	31,500	6,000	4,069	25,000
Long-term debt	11,073	11,154	11,257	11,335	11,400
Accrued interest payable	203	192	220	221	267
Other liabilities	5,499	5,722	6,447	6,520	5,766
Total liabilities	543,282	501,128	482,917	483,592	497,937

Stockholders’ equity:
Preferred stock	13,283
Common stock	31,833	29,052	28,955	28,855	28,698
Capital surplus	224	220	211	201	191
Retained earnings	13,609	14,845	14,802	14,274	13,861
Accumulated other comprehensive income (loss)	(1,858)	(2,197)	193	391	228
Total stockholders’ equity	57,091	41,920	44,161	43,721	42,978
Total liabilities and stockholders’ equity	$600,373	$543,048	$527,078	$527,313	$540,915

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Average quarterly balances	2017	2016	2016	2016	2016
Assets:
Loans, net:
Taxable	$403,684	$392,085	$388,752	$388,062	$394,587
Tax-exempt	16,396	12,510	11,675	12,446	12,714
Total loans, net	420,080	404,595	400,427	400,508	407,301
Investments:
Taxable	69,253	67,423	65,126	59,354	53,747
Tax-exempt	5,748	5,750	6,524	12,203	19,244
Total investments	75,001	73,173	71,650	71,557	72,991
Interest-bearing balances with banks	10,662	9,716	9,371	9,673	8,998
Federal funds sold	3,293	31	199	926	808
Total earning assets	509,036	487,515	481,647	482,664	489,289
Other assets	49,025	45,300	49,010	50,667	54,929
Total assets	$558,061	$532,815	$530,657	$533,331	$545,027

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$402,339	$384,278	$395,272	$392,343	$388,317
Noninterest-bearing	73,188	72,227	70,956	70,342	68,274
Total deposits	475,527	456,505	466,228	462,685	456,591
Short-term borrowings	10,324	15,213	2,114	9,451	29,593
Long-term debt	11,122	11,203	11,284	11,360	9,440
Other liabilities	6,325	6,709	6,799	6,425	6,621
Total liabilities	503,298	489,630	486,425	489,921	502,245
Stockholders’ equity	54,763	43,185	44,232	43,410	42,782
Total liabilities and stockholders’ equity	$558,061	$532,815	$530,657	$533,331	$545,027

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At quarter end:	2017	2016	2016	2016	2016
Nonperforming assets:
Nonaccrual loans	$1,725	$1,386	$1,463	$1,575	$1,949
Accruing restructured loans	5,597	5,805	6,017	6,600	6,626
Accruing loans past due 90 days or more	189	359	133	349	199
Foreclosed assets	561	625	988	842	1,043
Total nonperforming assets	8,072	$8,175	$8,601	$9,366	$9,817

Three months ended:
Allowance for loan losses:
Beginning balance	$3,732	$3,637	$3,609	$3,717	$4,365
Charge-offs	12	78	35	303	758
Recoveries	4	4	34	39	11
Provision for loan losses	605	169	29	156	99
Ending balance	$4,329	$3,732	$3,637	$3,609	$3,717

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended:	2017	2016	2016	2016	2016
Core net income (loss) per common share:
Distributed and undistributed income (loss) allocated to common stockholders	$(405)	$488	$971	$855	$753
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(1)		100	220	(1)
Add: Acquisition related expenses, net of tax	67		3	104	42
Net income (loss) Core	$(337)	$488	$874	$739	$796

Average common shares outstanding	3,454,704	3,232,359	3,224,053	3,214,248	3,206,501

Core net income (loss) per common share	$(0.10)	$0.15	$0.27	$0.23	$0.25

Tangible book value:
Total stockholders’ equity	$43,808	$41,920	$44,161	$43,721	$42,978
Less: Goodwill	5,079	5,408	5,408	5,408	4,757
Less: Other intangible assets, net	1,241	1,405	1,497	1,593	1,425
Total tangible stockholders’ equity	$37,488	$35,107	$37,256	$36,720	$36,796

Common shares outstanding	3,518,351	3,237,859	3,229,467	3,220,934	3,206,927

Tangible book value per share	$10.65	$10.84	$11.54	$11.40	$11.47

Core return on average stockholders’ equity:
Net income (loss) GAAP	$(567)	$488	$971	$855	$753
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(1)		100	220	(1)
Add: Acquisition related expenses, net of tax	67		3	104	42
Net income (loss) Core	$(499)	$488	$874	$739	$796

Average stockholders’ equity	$54,763	$43,185	$44,232	$43,410	$42,782

Core return on average stockholders’ equity	(3.70)%	4.50%	7.86%	6.85%	7.47%

Return on average tangible equity:
Net income (loss) GAAP	$(567)	$488	$971	$855	$753

Average stockholders’ equity	$54,763	$43,185	$44,232	$43,410	$42,782
Less: average intangibles	6,765	6,857	6,955	6,383	6,226
Average tangible stockholders’ equity	$47,998	$36,328	$37,277	$37,027	$36,556

Return on average tangible stockholders’ equity	(4.79)%	5.34%	10.36%	9.29%	8.28%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$(567)	$488	$971	$855	$753
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(1)		100	220	(1)
Add: Acquisition related expenses, net of tax	67		3	104	42
Net income (loss) Core	$(499)	$488	$874	$739	$796

Average stockholders’ equity	$54,763	$43,185	$44,232	$43,410	$42,782
Less: average intangibles	6,765	6,857	6,955	6,383	6,226
Average tangible stockholders’ equity	$47,998	$36,328	$37,277	$37,027	$36,556

Core return on average tangible stockholders’ equity	(4.22)%	5.34%	9.33%	8.03%	8.76%

Core return on average assets:
Net income (loss) GAAP	$(567)	$488	$971	$855	$753
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(1)		100	220	(1)
Add: Acquisition related expenses, net of tax	67		3	104	42
Net income (loss) Core	$(499)	$488	$874	$739	$796

Average assets	$558,061	$532,815	$530,657	$533,331	$545,027

Core return on average assets	(0.36)%	0.36%	0.66%	0.56%	0.59%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Mar 31 2017	Mar 31 2016
Three months ended:
Core net income per common share:
Net income (loss) GAAP	$(405)	$753
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(1)	(1)
Add: Acquisition related expenses, net of tax	67	42
Net income (loss) Core	$(337)	$796

Average common shares outstanding	3,454,704	3,206,501

Core net income (loss) per common share	$(0.10)	$0.25